EXHIBIT 99.1

Northern Technologies International Corporation Reports Increased Sales for Fiscal 2015

MINNEAPOLIS, Nov. 6, 2015 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ:NTIC) today reported its financial results for its fiscal year ended August 31, 2015. Highlights of NTIC's financial and operating results include:

  NTIC's consolidated net sales increased 13.0% to $30,322,693 in fiscal 2015 compared to $26,826,108 in fiscal 2014.
  Sales of ZERUST® industrial products increased 12.7% to $21,324,793 during fiscal 2015 compared to $18,918,563 during fiscal 2014 due to a continued increase in demand from existing customers and the addition of new customers for both new and traditional product offerings.
  Sales of ZERUST® Oil & Gas products and services increased 10.9% to $1,886,814 during fiscal 2015 compared to $1,702,131 during fiscal 2014 due to the addition of new customers in North America. This increase was partially offset by a decrease in oil and gas sales in Brazil. Sales of ZERUST® Oil & Gas products and services in North America increased 63.7% in fiscal 2015.
  Sales of Natur-Tec® products increased 43.6% to $4,279,785 during fiscal 2015 compared to $2,980,820 during fiscal 2014. This increase was due primarily to finished product sales both in North America and abroad through NTIC's majority-owned subsidiary, Natur-Tec India.
  Joint venture operating income decreased 17.1% to $11,652,056 during fiscal 2015 compared to $14,063,466 during fiscal 2014, primarily as a result of the termination of the license agreement with NTIC's former joint venture in China, Tianjin Zerust. Fees for services provided to joint ventures decreased to $5,715,491 in fiscal 2015 compared to $8,142,863 in fiscal 2014. Equity in income of joint ventures slightly increased to $5,936,565 during fiscal 2015 compared to $5,920,603 during fiscal 2014. Joint venture operating income and fees for services provided to joint ventures also decreased due to the Company's change in its Chinese operations and a significant weakening of the Euro compared to the U.S. dollar in recent months.
  Total sales by joint ventures were $99,026,251 in fiscal 2015 compared to $118,848,890 in fiscal 2014. This 16.7% decrease was primarily a result of the termination of the Company's joint venture arrangement in China, which experienced a decrease in sales of $12,185,229 to $3,735,457 for fiscal 2015 compared to $15,920,685 for fiscal 2014 and foreign currency exchange rate fluctuations, particularly between the U.S. dollar and Euro. Excluding the negative impact of the termination of the Company's joint venture arrangement in China and foreign currency exchange rate fluctuations, total sales by joint ventures increased as compared in local currencies.
  Net income attributable to NTIC decreased 56.4% to $1,789,571, or $0.38 per diluted common share, for fiscal 2015 compared to $4,106,372, or $0.90 per diluted common share, for fiscal 2014.

This decrease in earnings was primarily a result of the change in NTIC's Chinese operations and the effect of foreign currency exchange rate fluctuations, particularly between the U.S. dollar and Euro. NTIC incurred $1,642,000 in expenses related to the termination of its license agreement with Tianjin-Zerust and formation of a wholly-owned subsidiary, referred to as NTIC China, through which NTIC now conducts business in China. These expenses, together with the lost equity income and fees for services that NTIC did not receive due to the termination of the license agreement in fiscal 2015, equaled a net negative pre-tax impact on NTIC's earnings of approximately $2,913,000, or $0.63 per share, for fiscal 2015. In addition, NTIC estimates that the pre-tax impact of the weakening Euro and other currencies compared to the U.S. dollar on its joint venture operating income was approximately $1,321,000, or $0.29 per share, in fiscal 2015.

"Certain idiosyncrasies of Chinese corporate law have impeded the orderly liquidation of Tianjin Zerust, our former joint venture in China. This, in turn, has led to protracted litigation and has also negatively impacted the rate at which we have been able to grow sales through our new NTIC China subsidiary. Consequently, as we continue to prosecute our claims in court, we are also aggressively accelerating our plan to pursue new Chinese customers in new markets," said G. Patrick Lynch, President and Chief Executive Officer of NTIC. "As we move into fiscal 2016, therefore, we anticipate continued growth - especially in China. However, at the same time, our growth prospects are tempered following recent reports of a potential North American industrial slow-down, which could provide significant headwinds to our future sales growth."

NTIC's consolidated net sales increased 13.0% to $30,322,694 during fiscal 2015 compared to $26,826,108 during fiscal 2014. NTIC's consolidated net sales to unaffiliated customers excluding NTIC's joint ventures increased 16.5% to $27,491,392 during fiscal 2015 compared to $23,601,514 during fiscal 2014. These increases were primarily a result of increased demand and sales of ZERUST® rust and corrosion inhibiting packaging products and services and Natur-Tec® products. Net sales to joint ventures decreased 12.2% to $2,831,301 in fiscal 2015 compared to fiscal 2014. This decrease was due primarily to the decrease in sales of the joint ventures.

The following table sets forth NTIC's net sales by product segment for fiscal 2015 and fiscal 2014:

	Fiscal 2015	Fiscal 2014	$ Change	% Change
ZERUST® net sales	$ 26,042,909	$ 23,845,288	$ 2,197,621	9.2%
Natur-Tec® net sales	4,279,785	2,980,820	1,298,965	43.6%
Total net sales	$30,322,694	$26,826,108	$ 3,496,586	13.0%

During fiscal 2015, 85.9% of NTIC's consolidated net sales were derived from sales of ZERUST® products and services, which increased 9.2% to $26,042,909 compared to $23,845,288 during fiscal 2014. This increase was due to increased demand from existing customers and the addition of new customers. The following table sets forth NTIC's net sales of ZERUST® products for fiscal 2015 and 2014:

	Fiscal 2015	Fiscal 2014	$ Change	% Change
ZERUST® industrial net sales	$ 21,324,793	$ 18,918,563	$ 2,406,230	12.7%
ZERUST® joint venture net sales	2,831,302	3,224,594	(393,292)	(12.2%)
ZERUST® oil & gas net sales	1,886,814	1,702,131	184,683	10.9%
Total ZERUST® net sales	$ 26,042,909	$ 23,845,288	$ 2,197,621	9.2%

Mr. Lynch added, "Starting in June 2015, new ZERUST® Oil & Gas related requests for proposals in North America started coming in at a pace almost faster than our implementation staff could handle. Now, as we enter fiscal 2016, we have a healthy order backlog from both new and repeat customers. Having seen this surge in demand for our proprietary technologies for protecting the bottom plates of oil storage tanks despite the continuing malaise of the oil industry as a whole, we expect this market segment to be a strong growth opportunity for us. At the same time, our Natur-Tec® business continues to grow according to plan in both the U.S. and India."

As of August 31, 2015, NTIC's working capital was $15,603,771, including $2,623,981 in cash and cash equivalents and $2,027,441 in available for sale securities, compared to working capital of $17,853,311, including $2,477,017 in cash and cash equivalents and $5,519,766 in available for sale securities, as of August 31, 2014.

Outlook

For the fiscal year ending August 31, 2016, NTIC expects its net sales to range between $40.0 million and $42.0 million, and expects net income of between $3.2 million to $4.5 million, or between $0.70 and $1.00 per diluted share. This estimate is subject to significant risks and uncertainties, including without limitation risks and uncertainties related to the change in NTIC's Chinese operations, pending litigation against NTIC's former Chinese joint venture partner, a possible future impairment charge on NTIC's investment in Tianjin Zerust and other risks and uncertainties described below and in NTIC's annual report on Form 10-K for the fiscal year ended August 31, 2015, to be filed by NTIC with the Securities and Exchange Commission.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the fiscal 2015 and its future outlook, followed by a question and answer session. The conference call will be available to interested parties through a live audio webcast available through NTIC's website at www.ntic.com or http://ir.ntic.com/events.cfm where the webcast will be archived and accessible for at least 12 months. The dial-in number for the conference call is (877) 670-9779 and the confirmation code is 71443536.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC's primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 40 years, and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC's technical service consultants work directly with the end users of NTIC's products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resins and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include NTIC's expectations regarding its financial guidance for fiscal 2016, NTIC's anticipated sales growth in China, and anticipated sales growth of its ZERUST® oil and gas products and Natur-Tec® products and other statements that can be identified by words such as "believes," "continues," "expects," "anticipates," "intends," "potential," "outlook," "will," "may,""would," "should," "guidance" or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC's management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the effect on NTIC's business and operating results of the termination of NTIC's joint venture relationship in China and sale of products and services in China through NTIC China, including without limitation a possible future impairment of NTIC's investment in Tianjin Zerust; the ability of NTIC China to achieve significant sales; costs and expenses incurred by NTIC in connection with its pending litigation against its former Chinese joint venture partner and Cortec Corporation; NTIC's dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC's relationships with its joint ventures and its ability to maintain those relationships; NTIC's dependence on its joint venture in Germany in particular due to its significance and the effect of a termination of this or NTIC's other joint ventures on NTIC's business and operating results; risks related to the European sovereign debt crisis, economic slowdown and political unrest; risks associated with NTIC's international operations; exposure to fluctuations in foreign currency exchange rates, including in particular the Euro compared to the U.S. dollar; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC's markets; NTIC's investments in research and development efforts; acceptance of existing and new products; timing of NTIC's receipt of purchase orders under supply contracts; variability in sales to Petrobras and other customers and the effect on NTIC's quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters; pending and potential litigation; and NTIC's reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC's operating and financial results is described in the company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - AUGUST 31, 2015 AND 2014
	August 31, 2015	August 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 2,623,981	$ 2,477,017
Available for sale securities	2,027,441	5,519,766
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts of $40,000 at August 31, 2015 and 2014	4,027,167	3,596,247
Trade joint ventures	645,377	951,286
Fees for services provided to joint ventures	1,449,162	2,612,899
Income taxes	198,462	762
Inventories	7,468,441	5,961,399
Prepaid expenses	411,473	411,226
Deferred income taxes	424,108	789,364
Total current assets	19,275,612	22,319,966

PROPERTY AND EQUIPMENT, net	7,293,163	6,477,987

OTHER ASSETS:
Investments in joint ventures	20,544,238	22,961,989
Investments at carrying value	1,883,668	—
Deferred income taxes	1,176,012	943,279
Patents and trademarks, net	1,262,219	1,197,700
Other	130,736	156,854
Total other assets	24,996,873	25,259,822
Total assets	$ 51,565,648	$ 54,057,775

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 2,101,175	$ 2,225,029
Accrued liabilities:
Payroll and related benefits	1,056,257	1,847,246
Other	514,409	394,380
Total current liabilities	3,671,841	4,466,655

COMMITMENTS AND CONTINGENCIES
EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 10,000,000 shares; issued and outstanding 4,539,045 and 4,504,552, respectively	90,781	90,092
Additional paid-in capital	13,441,264	12,676,546
Retained earnings	34,522,871	32,733,300
Accumulated other comprehensive income	(3,180,811)	253,925
Stockholders' equity	44,874,105	45,753,863
Non-controlling interests	3,019,702	3,837,257
Total equity	47,893,807	49,591,120
Total liabilities and equity	$ 51,565,648	$ 54,057,775

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS YEARS ENDED AUGUST 31, 2015 AND 2014
	Three Months Ended		Twelve Months Ended
	August 31, 2015	August 31, 2014	August 31, 2015	August 31, 2014
NET SALES:
Net sales, excluding joint ventures	$7,460,901	$6,413,052	27,491,392	$ 23,601,514
Net sales, to joint ventures	641,413	964,128	2,831,301	3,224,594
Total net sales	8,102,314	7,377,180	30,322,693	26,826,108

Cost of goods sold	5,496,374	4,923,967	20,555,932	17,803,153
Gross profit	2,605,940	2,453,213	9,766,761	9,022,955

JOINT VENTURE OPERATIONS:
Equity in income of joint ventures	1,130,318	1,503,939	5,936,565	5,920,603
Fees for services provided to joint ventures	1,282,997	1,973,769	5,715,491	8,142,863
Total joint venture operations	2,413,315	3,477,708	11,652,056	14,063,466

OPERATING EXPENSES:
Selling expenses	1,651,793	1,296,272	5,820,748	5,221,738
General and administrative expenses	1,737,370	1,488,449	6,531,576	5,393,531
Expenses incurred in support of joint ventures	356,740	358,323	1,867,570	1,408,014
Research and development expenses	1,078,400	1,026,255	4,047,279	4,368,752
Total operating expenses	4,824,303	4,169,299	18,267,173	16,392,035

OPERATING INCOME	194,952	1,761,622	3,151,644	6,694,386

INTEREST INCOME	9,331	5,889	34,835	11,617
INTEREST EXPENSE	(6,728)	(14,613)	(20,960)	(47,322)
OTHER INCOME	(1,630)	4,393	515	4,393

INCOME BEFORE INCOME TAX EXPENSE	195,925	1,757,291	3,166,034	6,663,074

INCOME TAX EXPENSE	153,196	305,623	648,674	1,124,662

NET INCOME	42,729	1,451,668	2,517,360	5,538,412

NET INCOME ATTRIBUTABLE TO NON CONTROLLING INTEREST	38,214	209,141	727,789	1,432,040

NET INCOME ATTRIBUTABLE TO NTIC	$4,515	$1,242,527	$ 1,789,571	$ 4,106,372

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.00	$0.28	$ 0.40	$ 0.92
Diluted	$0.00	$0.27	$ 0.38	$ 0.90

WEIGHTED AVERAGE COMMON SHARES ASSUMED OUTSTANDING:
Basic	4,529,251	4,487,478	4,521,788	4,454,836
Diluted	4,585,196	4,594,996	4,649,060	4,579,498
CONTACT: Investor and Media Contacts:
         Matthew Wolsfeld, CFO
         NTIC
         (763) 225-6600